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                                                                   EXHIBIT 10.15

                                AMENDMENT NO. 4
                              TO RIGHTS AGREEMENT

     AMENDMENT NO. 4 (this "Amendment"), dated as of September 13, 1996, to the Rights Agreement, dated as of May 18, 1989, as amended to the date hereof (the "Rights Agreement"), between StreamLogic Corporation, a Delaware corporation (the "Company"), and First Interstate Bank of California or its successor, as rights agent (the "Rights Agent").

                                    RECITALS

     WHEREAS, at a meeting of the Board of Directors of the Company (the "Board") held on September 13, 1996, the Board considered whether, and on what terms, the Company would: (a) enter into an amendment to that certain letter agreement, between the Company and Loomis Sayles & Company, L.P. ("Loomis Sayles") pursuant to which Loomis Sayles' would agree to advise its clients to tender to the Company any and all of their 6% Convertible Subordinated Debentures due 2012 (the "6% Debentures"); and (b) make an offer to exchange any and all of its 6% Debentures for such consideration (including, without limitation, any combination of cash, promissory notes, Common Shares (as such term is defined in the Rights Agreement) and warrants to purchase Common Shares) as may be determined by the Board, which offer to exchange would conform to the terms and conditions contained in the Tender Agreement (as defined below);

     WHEREAS, Loomis Sayles has indicated that, as a precondition to its entering an amended Tender Agreement, the Company must agree to take all action necessary to ensure that neither Loomis Sayles nor any institutional client of Loomis Sayles will be deemed to be an "Acquiring Person" under the Rights Agreement solely by virtue of holding or acquiring any Common Shares (whether issued directly or upon the exercise of warrants) or warrants issued pursuant to the offer to exchange;

     WHEREAS, the Board has considered the manner in which the Rights Agreement would operate in the event the Company were to proceed with the offer to exchange;

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     WHEREAS, the Board has: (a) determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement to ensure that none of Loomis Sayles, any institutional client of Loomis Sayles or any other Person acting with respect to a Tender Agreement will be deemed to be an Acquiring Person solely because Loomis Sayles, such institutional client or such other Person, as applicable, shall have acquired, or be holding, Common Shares or warrants issued to Loomis Sayles, such institutional client or such other Person, as applicable, pursuant to an offer to exchange; and (b) authorized such an amendment;

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement, as authorized by Section 26 of the Rights Agreement, by altering, adding and deleting the provisions set forth herein in the manner set forth below; and

     WHEREAS, the parties have complied with or satisfied all conditions necessary to the amendment of the Rights Agreement;

                                   AGREEMENT

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1.  Definitions.  All terms used herein as defined terms which are
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not defined in this Amendment shall have the meanings ascribed to them in the
Rights Agreement.

     SECTION 2.  Amendment to Rights Plan.  Section 1(a) of the Rights Agreement
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shall be deleted in its entirety and replaced by a new Section 1(a), which shall read as follows:

          (a)(i) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan.

          (ii) Notwithstanding anything to the contrary in the foregoing, for purposes of this Agreement and the definition of Acquiring Person, no Person shall be deemed to be the Beneficial Owner of, or to beneficially own, securities which

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     such Person or any of such Person's Affiliates or Associates may acquire, does or do acquire, or may be deemed to have the right to acquire as or pursuant to (A) any Lindner Note Agreement (as defined below), (B) any Lindner Convertible Notes (as defined below), (C) any Common Shares issued or issuable on conversion of any Lindner Convertible Notes, (D) any Lindner Warrant Agreement (as defined below), (E) any Lindner Warrants (as defined below), or (F) any Common Shares issued or issuable on exercise of any Lindner Warrants. "Lindner Note Agreement" shall mean any agreement approved by resolution of the Board entered into after the date of Amendment No. 1 to this Agreement between the Company and Lindner Dividend Fund, A Series of Lindner Investments, a Massachusetts business trust, relating to the issuance of a newly created series of Lindner Convertible Notes. "Lindner Convertible Notes" shall mean any debt securities convertible into Common Shares which are issued by the Company after the date of Amendment No. 1 to this Agreement pursuant to any Lindner Note Agreement. "Lindner Warrant Agreement" shall mean any agreement approved by resolution of the Board that is entered into after the date of Amendment No. 2 to this Agreement between the Company and Lindner Dividend Fund, A Series of Lindner Investments, a Massachusetts business trust, and that relates to the issuance of Lindner Warrants. "Lindner Warrants" shall mean any common stock purchase warrants for Common Shares which are issued by the Company after the date of Amendment No. 2 to this Agreement pursuant to any Lindner Warrant Agreement.

          (iii) Also notwithstanding anything to the contrary in the foregoing, neither Loomis Sayles nor any other Person shall be deemed to be the Beneficial Owner of, or to beneficially own, securities which such Person or any of such Person's Affiliates or Associates may acquire, does or do acquire, or may be deemed to have a right to acquire, as or pursuant to or in connection with any Tender Agreement (as defined below) or the issuance of securities pursuant to the consummation of any Offer to Exchange (as defined below), including without limitation the later issuance of any Common Shares in connection with the exercise of any warrants or other securities that were a part of any such issuance. "Offer to Exchange" shall mean any offer by the Company to exchange any or all of the Company's outstanding 6% Convertible Subordinated Debentures due 2012 ("6% Debentures") for such consideration as is approved by the Board (including, without limitation, one of or any combination of cash, promissory notes, Common Shares and warrants to purchase Common Shares. "Tender Agreement" shall mean any agreement approved by resolution of the Board between the Company and any Person, including, without limitation, Loomis Sayles & Company, L.P. ("Loomis Sayles"), that specifies the terms under which such Person will tender any and all of its 6% Debentures to the Company or will advise its clients to tender any and all of their 6% Debentures to the Company.

     SECTION 3.  Miscellaneous.  This Amendment may be executed in one or more
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counterparts, each of which shall be deemed to be an original, but all of which taken together shall

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constitute one and the same agreement. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.

                            (signature page follows)

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     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this
Amendment to be executed as of the date and year first above written.


                                  THE COMPANY
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                                  STREAMLOGIC CORPORATION
Attest:
By: /s/ Carmela LaMalfa           By: /s/ Vivien Avella
    --------------------------        -------------------------
Name: Carmela LaMalfa             Name: Vivien Avella
Its:                              Its: Treasurer



                                  THE RIGHTS AGENT
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                                  FIRST INTERSTATE BANK OF CALIFORNIA
                                  (or its successor)

Attest:
By: /s/ Sharon Knepper            By: /s/ Ronald Lug
    --------------------------        -------------------------
Name: Sharon Knepper              Name: Ronald Lug
Its: Assistant Vice President     Its: Vice President
                                       ChaseMellon Shareholder Services
                                       as successor

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